Exhibit 4.1

[EXECUTION COPY]

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of April 1, 2007 between Tribune Company, a Delaware corporation (the “Company”), EGI-TRB, L.L.C., a Delaware limited liability company (“EGI-TRB”), and GreatBanc Trust Company, not in its individual or corporate capacity, but solely as trustee (the “ESOP Fiduciary”) of the Tribune Employee Stock Ownership Trust, which forms a part of the Tribune Employee Stock Ownership Plan (the “ESOP,” and together with EGI-TRB, the “Initial Stockholders” and each, an “Initial Stockholder”).

WHEREAS, the Company, EGI-TRB and Samuel Zell, as Guarantor, have concurrently herewith entered into that certain Securities Purchase Agreement, dated April 1, 2007 (the “Securities Purchase Agreement”), pursuant to which EGI-TRB will purchase from the Company, as soon as practicable following the execution and delivery of this Agreement, (i) an aggregate of 1,470,588 newly-issued shares (the “EGI-TRB Purchased Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) an unsecured subordinated exchangeable promissory note in the principal amount of $200 million, which shall be exchangeable into shares of Common Stock (the “Exchangeable Note”).

WHEREAS, the Company and the ESOP Fiduciary, not in its individual or corporate capacity, but solely as trustee of the ESOP, have concurrently herewith entered into that certain ESOP Purchase Agreement, dated April 1, 2007 (the “ESOP Purchase Agreement”), pursuant to which the ESOP will purchase from the Company, as soon as practicable following the execution and delivery of this Agreement, an aggregate of 8,928,571 newly-issued shares of Common Stock (the “ESOP Purchased Shares” and together with the EGI-TRB Purchased Shares, the “Purchased Shares”).

WHEREAS, EGI-TRB, the ESOP Fiduciary, not in its individual or corporate capacity, but solely as trustee of the ESOP, Tesop Corporation, a Delaware corporation (“Merger Sub”), and the Company have concurrently herewith entered into that certain Agreement and Plan of Merger, dated as of April 1, 2007 (the “Merger Agreement”),  pursuant to which Merger Sub, a wholly owned subsidiary of the ESOP, will be merged with and into the Company, with the Company surviving the Merger (the “Merger”), on the terms and subject to the conditions set forth therein.

WHEREAS, in order to induce EGI-TRB and the ESOP Fiduciary, not in its individual or corporate capacity, but solely as trustee of the ESOP, to enter into the Securities Purchase Agreement and ESOP Purchase Agreement, respectively, the Company hereby agrees that this Agreement shall govern the rights of the Stockholders to cause the Company to register shares of Common Stock owned by or issuable to the Stockholders, and shall govern certain other matters as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1.  Definitions.  In addition to the terms that are defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a Person, another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, officer, director, or manager of such Person; provided, however, that no Person for whom the ESOP Fiduciary serves as trustee shall be deemed to be an Affiliate of the ESOP Fiduciary.

“Agreement” has the meaning specified in the first paragraph of this Agreement.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of Chicago are authorized or obligated by law or executive order to close.

“Chandler Registration Rights Agreement” has the meaning specified in Section 10.

“Common Stock” has the meaning specified in the recitals to this Agreement.

“Company” has the meaning specified in the first paragraph of this Agreement.

“Deferral Notice” has the meaning specified in Section 3(i).

“Deferral Period” has the meaning specified in Section 3(i).

“Demand Registration” has the meaning specified in Section 2(a)(i).

“EGI Transferee” means any direct or indirect Affiliate of EGI-TRB, Equity Group Investments, L.L.C. or Samuel Zell, and any senior employee of Equity Group Investments, L.L.C. and any direct or indirect Affiliate thereof.

“EGI-TRB” has the meaning specified in the first paragraph of this Agreement.

“EGI-TRB Purchased Shares” has the meaning specified in the recitals to this Agreement.

“EGI-TRB Restriction Termination Date” has the meaning set forth in Section 2(a)(i).

“EGI-TRB Stockholders Representative” has the meaning specified in Section 9(a).

“ESOP” has the meaning specified in the first paragraph of this Agreement.

“ESOP Fiduciary” has the meaning specified in the first paragraph of this Agreement.

“ESOP Purchase Agreement” has the meaning specified in the recitals to this Agreement.

“ESOP Purchased Shares” has the meaning specified in the recitals to this Agreement.

“ESOP Restriction Termination Date” has the meaning set forth in Section 2(a)(i).

“ESOP Stockholders Representative” has the meaning specified in Section 9(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchangeable Note” has the meaning specified in the recitals to this Agreement.

“Initial Stockholders” and “Initial Stockholder” have the meaning specified in the first paragraph of this Agreement.

“Issuer Free Writing Prospectus” has the meaning specified in Section 2(d).

“Lock-up Period” has the meaning specified in Section 2(c).

“Material Event” has the meaning specified in Section 3(i).

“Merger” has the meaning specified in the recitals to this Agreement.

“Merger Agreement” has the meaning specified in the recitals to this Agreement.

“Merger Sub” has the meaning specified in the recitals to this Agreement.

“Merger Termination Date” means the date the Merger Agreement is terminated, without consummation of the Merger, pursuant to Article VII thereof.

“Permitted Transferee” means any EGI Transferee and any member of the Zell Family Group.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Piggyback Registration” has the meaning specified in Section 2(b)(i).

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by all amendments and prospectus supplements, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

“Purchase Date” means the date on which the purchase and sale of the Purchased Shares and the Exchangeable Note are consummated at the First Closing (as defined in the Securities Purchase Agreement).

“Purchased Shares” has the meaning specified in the recitals to this Agreement.

“Registrable Securities” means (a) the Purchased Shares, (b) any shares of Common Stock issued by the Company to the Stockholders pursuant to the Exchangeable Note or (c) any equity security issued with respect to any shares of Common Stock referred to in clauses (a) or (b) above upon any stock dividend, split, merger or similar event.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities on the earliest of the date on which such securities: (x) have been effectively registered under the Securities Act and disposed of in accordance with a Registration Statement; (y) have been sold to the public pursuant to Rule 144 or may be sold or transferred pursuant to Rule l44(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act; or (z) cease to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

“Registration Statement” means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

“Restriction Termination Dates” has the meaning set forth in Section 2(a)(i).

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 145” means Rule 145 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission and any successor agency.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Securities Purchase Agreement” has the meaning specified in the recitals to this Agreement.

“Stockholders” means the Initial Stockholders and any Permitted Transferees of the Initial Stockholders to whom Registrable Securities and/or the Exchangeable Note are properly transferred and, in each case, who continue to be entitled to the rights of a Stockholder hereunder.

“Stockholder Indemnified Person” has the meaning specified in Section 6(a).

“Stockholder Representatives” and “Stockholder Representative” have the meaning specified in Section 9(a).

“Zell Family Group” shall mean Samuel Zell and his spouse, lineal ancestors and descendants (whether natural or adopted), and any trust or retirement account primarily for the benefit of Samuel Zell and/or his spouse, lineal ancestors and descendants.

SECTION 2.  Registrations and Transfer Restrictions.

(a) Demand Registrations.

(i) Each Stockholder Representative may, subject to Sections 2(a)(ii) and 2(a)(iv), request up to three registrations under the Securities Act of all or any portion of (A) its Registrable Securities and (B) any Registrable Securities of a Stockholder to whom such Stockholder Representative has properly assigned its rights under this Section 2(a) (each such registration request, a “Demand Registration”), subject to a minimum of $50 million of Registrable Securities in any Demand Registration; provided that, in the case of a Demand Registration requested by the EGI-TRB Stockholders Representative, the Company shall not be required to file such requested registration prior to the third anniversary of the Purchase Date (the “EGI-TRB Restriction Termination Date”) and, in the case of a Demand Registration requested by the ESOP Stockholders Representative, the Company shall not be required to file such requested registration prior to the first anniversary of the date hereof (the “ESOP Restriction Termination Date” and, together with the EGI-TRB Restriction Termination Date, the “Restriction Termination Dates”); provided, further, that each Stockholder Representative may make such request up to 90 days prior to the applicable Restriction Termination Date for a filing on or after the applicable Restriction Termination Date.  Each request for a Demand Registration shall specify the number of Registrable Securities requested to be registered and the intended method of distribution thereof (it being understood that no Demand Registration shall require the Company to effect a shelf registration statement).

(ii) A registration requested pursuant to this Agreement shall be deemed to have been effected for purposes of Section 2(a)(i) if (A) it has been declared effective by the SEC, (B) at least 80% of the Registrable Securities requested to be included in such Demand Registration (after giving effect to any reduction pursuant to Section 2(a)(iii)) shall have been registered and, in the case of an underwritten offering, sold, (C) it has not failed to remain effective for the period set forth in Section 3(c) and (D) the offering of Registrable Securities pursuant to such Demand Registration has not been subject to any stop order or injunction or other order or requirement of the SEC lasting more than 45 days and preventing the offering of Registrable Securities thereunder.

(iii) In connection with a Demand Registration pursuant to which an underwritten public offering is requested as the intended method of distribution pursuant to Section 2(a)(i), if the managing underwriters advise the Company in writing, with a copy to be delivered to the requesting Stockholder Representative, that, in their opinion, the number of Registrable Securities requested to be included in such offering exceeds the largest number of securities which can be sold therein without adversely affecting the marketability of the offering and within a price range reasonably acceptable to the requesting Stockholder Representative, the Company shall include in such registration the amount of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering; provided, that if the number of Registrable Securities to be included in the registration is less than 75% of the number requested to be so included, the requesting Stockholder Representative shall be entitled to withdraw its request for a Demand Registration in lieu of the registration of such lesser amount of Registrable Securities and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder.

(iv) The Company shall not be obligated to effect any Demand Registration within (A) 180 days after the effective date of a previous Demand Registration or (B) 120 days after the date of a previous Piggyback Registration in which the Stockholder participates pursuant to Section 2(b).  The Company may postpone or suspend, as applicable, for no more than two periods in any 12-month period aggregating not more than 120 days in such 12-month period the filing, effectiveness or use of a registration statement for a Demand Registration (and the Stockholder agrees not to offer or sell any Registrable Securities pursuant to such Registration Statement during such deferral or suspension), pursuant to this Section 2(a)(iv) or clause (C) of Section 3(i), if the Company’s board of directors determines in good faith that such filing or effectiveness would (A) interfere with or adversely affect in any material respect the negotiation or completion of any material transaction or other Material Event that is being contemplated by the Company or (B) involve initial or continuing disclosure obligations relating to a Material Event, the disclosure of which could, in the reasonable judgment of the Company, be materially adverse to its interests; provided, that in the event of such a postponement of registration, each requesting Stockholder Representative shall be entitled to withdraw its request for a Demand Registration and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder.  In the event the Company shall exercise its deferral or suspension rights hereunder following the effectiveness of a registration statement filed in response to the request for a Demand Registration, the applicable time period during which the registration statement is to remain effective under Section 3(c) shall be extended by a period of time equal to the duration of such deferral or suspension.  The number and length of deferral and suspension periods in any 12-month period under this Section 2(a)(iv) shall be aggregated with the number and the length of Deferral Periods under clause (C) of Section 3(i), such that the Company shall not be permitted to postpone or suspend, for more than two periods in any 12-month period aggregating not more than 120 days in such 12-month period the filing, effectiveness or use of a registration statement for a Demand Registration pursuant to this Section 2(a)(iv) and/or clause (C) of Section 3(i) taken together.

(v) In connection with any Demand Registration, the requesting Stockholder Representative shall have the right to designate a nationally recognized underwriter or underwriters as the lead or managing underwriter(s) of such underwritten offering who shall be reasonably acceptable to the Company.  In connection with any such underwritten offering, each Stockholder holding Registrable Securities to be included in such registration and the Company agree that they will each enter into a customary underwriting agreement with the underwriter(s) selected pursuant to the preceding sentence.

(b) Piggyback Registrations.

(i) If the Company proposes to register Common Stock (for its own account or for the account of any other holder of its securities) under the Securities Act (other than pursuant to a Demand Registration which shall be governed by Section 2(a), and registrations on Form S-4 or Form S-8 or on any successor or other form promulgated for similar purposes or relating to a Rule 145 transaction) at any time after the applicable Restriction Termination Date and the registration form to be used may be used for the registration of Registrable Securities for sale to the public under the Securities Act (a “Piggyback Registration”), then the Company shall give prompt written notice to each applicable Stockholder Representative of its intention to effect such a registration and, subject to the terms hereof, shall use reasonable best efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein from such Stockholder Representative (which request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder Representative and any Registrable Securities of a Stockholder to whom such Stockholder Representative has properly assigned its rights under this Section 2(b)) within 20 days after such Stockholder Representative receives the Company’s notice; provided, that (A) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration, the Company may, at its election, give written notice of such determination to the applicable Stockholder Representatives and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration, (B) if such registration involves an underwritten offering by the Company, each Stockholder holding Registrable Securities to be included in such registration must sell its Registrable Securities to such underwriters who shall have been selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and contribution, as may be customary or appropriate in combined primary and secondary offerings and (C) if such registration involves an underwritten secondary offering on behalf of holders of the Company’s securities other than the Stockholders pursuant to a demand or similar registration right, each applicable Stockholder Representative may, in lieu of exercising its rights on its own behalf and/or on behalf of other Stockholders under this Section 2(b), elect (by written notice sent to the Company within ten (10) Business Days from the date of the Company’s notice pursuant to this Section 2(b)(i)) to include all or a portion of its Registrable Securities and any

Registrable Securities of a Stockholder to whom such Stockholder Representative has properly assigned its rights under Section 2(a) in such demand registration (it being understood that, subject to Section 2(a)(ii), such a registration shall be deemed to be one of such Stockholder Representative’s Demand Registrations).

(ii) If a Piggyback Registration is an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such offering exceeds the largest number of securities which can be sold therein without adversely affecting the marketability of the offering and within a price range reasonably acceptable to the Company, the Company shall include in such registration (A) first, the securities the Company proposes to sell and (B) second, the Registrable Securities requested to be included in such registration by the applicable Stockholder Representatives and any other securities requested to be included in such registration, pro rata among the holders of all such securities (including the Registrable Securities of the Stockholders) on the basis of the number of securities of the Company owned by each such holder.

(iii) If a Piggyback Registration is an underwritten secondary offering on behalf of holders of the Company’s securities other than the Stockholders, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such offering exceeds the largest number of securities which can be sold in such offering without adversely affecting the marketability of the offering and within a price range reasonably acceptable to the holders of the Company’s securities requesting such registration other than the Stockholders, the Company shall include in such registration (A) first, the securities requested to be included therein by the holders of registrable securities requesting such registration, including Registrable Securities included therein pursuant to Section 2(b)(i)(C), pro rata among the holders of all such securities on the basis of the number of securities of the Company owned by each such holder and (B) second, Registrable Securities requested to be included in such registration by the applicable Stockholder Representatives (other than Registrable Securities included pursuant to clause (A) above) and any other securities requested to be included in such registration, pro rata among the holders of all such securities on the basis of the number of securities of the Company owned by each such holder.  For the avoidance of doubt, the parties hereto agree that the Company may offer registration rights in the future that have reciprocal piggyback registration provisions that permit the holder of such registration rights to exercise one of its demand registrations following a Demand Registration request from a Stockholder Representative and be treated pari passu with the Stockholders participating in such Demand Registration in the event of an underwritten offering cutback of the type contemplated by this paragraph (iii).

(iv) The Company shall have the right to select the investment banker(s) and/or manager(s) to administer the offering in connection with any Piggyback Registration.

(v) Each Stockholder holding Registrable Securities to be included in a registration pursuant to this Section 2(b) agrees that it will execute such other customary agreements as the Company may reasonably request to further accomplish the purposes of this Section 2(b).

(c) Holdback Agreement.  Upon the written request of the underwriters managing an underwritten registered public offering of the Common Stock, the Stockholders shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 7 days prior to, and during the 90-day period beginning on, the effective date of the registration statement relating to such underwritten offering (the “Lock-Up Period”); provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or a Material Event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in either case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the Material Event, as applicable, unless the underwriters managing such underwritten registered public offering of the Common Stock waive, in writing, such extension.

(d) Issuer Free-Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of each of the Stockholder Representatives or the approval of the counsel for each of the Stockholder Representatives, and each of the Stockholders represents and agrees that, unless it obtains the prior consent of the Company, it will not make any offer relating to the Registrable Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the SEC.  The Company represents that any Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in a Registration Statement or Prospectus and that any Issuer Free Writing Prospectus, when taken together with the information in the Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Transfer Restrictions.  Notwithstanding anything to the contrary contained herein, EGI-TRB hereby agrees that from the Merger Termination Date until the EGI-TRB Restriction Termination Date, it shall not and shall not offer to, directly or indirectly (including by means of a transfer of EGI-TRB), sell, assign, give, mortgage, pledge, hypothecate, hedge, issue, bequeath or in any manner encumber or dispose of, or permit to be sold, assigned, encumbered, attached or otherwise disposed of in any manner, whether voluntarily, involuntarily or by operation of law, with or without consideration, the Exchangeable Note or the Registrable Securities (without giving effect to the second sentence of the definition of Registrable Securities) held by EGI-TRB, other than to a Permitted Transferee who agrees to be bound by these transfer restrictions.

SECTION 3.  Registration Procedures.  Whenever a Stockholder Representative has properly requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use reasonable best efforts to effect the registration under the Securities Act of the offering and sale of such Registrable Securities as soon as reasonably practicable after the date of such request, and pursuant thereto the Company shall:

(a)   Before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, furnish to each of the Stockholder Representatives copies of all such documents proposed to be filed and use reasonable efforts to reflect in each such document when so filed with the SEC such comments as each Stockholder Representative reasonably shall propose within five (5) Business Days of the delivery of such copies to each of the Stockholder Representatives.

(b)   Prepare and file with the SEC a Registration Statement and such amendments and supplements as may be necessary with respect to such Registrable Securities and, subject to the deferral and suspension provisions of Section 2(a)(iv) and Section 3(i), use its reasonable best efforts to cause such registration statement to become effective as soon as reasonably practicable after the date of filing; provided, that the Company may delay or discontinue any registration of its securities which is being effected pursuant to Section 2(b) at any time prior to the effective date of the Registration Statement relating thereto; provided, further, that the Company shall not be required to cause any Demand Registration to become effective prior to the date that is three years following the Purchase Date.

(c)   As promptly as reasonably practicable (i) give notice to each of the Stockholder Representatives of the effectiveness of each Registration Statement filed hereunder and, in the case of a Demand Registration, prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 60 days (or until the distribution described in the Registration Statement has been completed or such lesser period of time as the Company or the Stockholders may be required under the Securities Act to deliver a Prospectus in connection with any sale of Registrable Securities and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Stockholders set forth in such Registration Statement) and use its reasonable best efforts to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Stockholders set forth in such Registration Statement, (ii) give notice to each of the Stockholder Representatives of any request, following the effectiveness of a Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (iii) give notice to each of the Stockholder Representatives of the issuance by the SEC or any other federal or state governmental authority of any stop order or injunction suspending or enjoining the use of any Prospectus or the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (iv) give notice to each of the Stockholder Representatives of the receipt by the

Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for offering or sale under the securities or “blue sky” laws in any jurisdiction or the initiation of any proceeding for such purpose and (v) give notice to each of the Stockholder Representatives of the occurrence of (but not the nature of or details concerning) a Material Event (provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company promptly files a Prospectus supplement to update the Prospectus or the Company files a Current Report on Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the applicable Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading, which notice may, at the discretion of the Company (or as required pursuant to Section 3(i)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(i) shall apply.

(d)   In the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order.

(e)   Furnish to each Stockholder such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder.

(f)    Enter into and perform under such customary agreements (including underwriting agreements in customary form) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, except to the extent any such agreement or other action would materially interfere with the conduct of the Company’s business.

(g)   In the case of an underwritten offering, use its reasonable best efforts to (i) make available the executive officers of the Company to participate with the Stockholders and any underwriters in any “road show” presentations or investor telephone conference calls that may be reasonably requested by the Stockholders or underwriters in connection with distribution of the Registrable Securities and (ii) furnish, at the request of any Stockholder Representative requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, (A) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (B) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

(h)   Subject to Section 3(i), prior to any public offering of the Registrable Securities pursuant to a Registration Statement, use reasonable best efforts to register or qualify or cooperate with the Stockholder in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as each Stockholder reasonably requests in writing, it being agreed that no such registration or qualification will be made unless so requested; provided, that the Company will not be required to (i) register or qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not otherwise qualified or where it would be subject to income tax as a foreign corporation, or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (ii) take any action that would subject it to general or unlimited service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

(i)    Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of a Registration Statement or the initiation of proceedings with respect to a Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence or existence of any development, event, fact, situation or circumstance (a “Material Event”) as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (including, in any such case, as a result of the non-availability of financial statements), or (C) the occurrence or existence of any Material Event relating to the Company that, in the sole discretion of the Company acting in good faith, makes it appropriate to suspend the availability of such Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (ii) give notice to each of the Stockholders that the availability of such Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, each Stockholder agrees that it shall not sell any Registrable Securities pursuant to the Registration Statement until the Stockholder receives copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.  The Company will use reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above (unless caused by a development covered by clause (C) above), following the time when the Company has prepared an amendment or supplement to such Registration Statement or Prospectus necessary to cure the defects thereto; it being agreed, that the Company shall promptly prepare such amendment or supplement, and (z) in the case of clause (C) above, as soon as, in the discretion of the Company acting in good faith, such suspension is no longer appropriate.  In connection with a Material Event, the Company shall be entitled to exercise its right under this Section 3(i) to suspend the availability of a Registration Statement or any Prospectus (the “Deferral Period”) for no more than 60 days during any three-month period or an aggregate of 120 days during any 12-month period; provided, that in the case of Demand Registrations, the Company’s right to suspend under clause (C) above shall be subject to the restrictions on the number and length of any deferrals or suspensions in any 12-month period set forth in Section 2(a)(iv) and shall be aggregated with the number and the length of deferral and suspension periods under Section 2(a)(iv), such that the Company shall not be permitted to postpone or suspend, for more than two periods in any 12-month period aggregating not more than 120 days in such 12-month period the filing, effectiveness or use of a Registration Statement for a Demand Registration pursuant to Section 2(a)(iv) and/or clause (C) of this Section 3(i) taken together.  Notwithstanding the foregoing, to the extent a Material Event relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which the Company’s board of directors determines in good faith would be reasonably likely to materially impede the Company’s ability to consummate such transaction, the Company may extend a Deferral Period from 60 days to 90 days.  The Company shall not be required to specify in the written notice to each of the Stockholders the nature of the event giving rise to the Deferral Period.  In the event that the Company shall exercise its rights hereunder, the applicable time period during which the Registration Statement is to remain effective pursuant to Section 3(c) shall be extended by a period of time equal to the duration of the Deferral Period.

(j)    In the case of an underwritten offering, make available for inspection by each of the Stockholders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any of the Stockholders or such underwriter, at the offices where normally kept, during normal business hours, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, employees and independent accountants to supply all information reasonably requested by each of the Stockholders or any such underwriter, attorney, accountant or agent in connection with such Registration Statement, in each case as is necessary or reasonably advisable (based on the reasonable advice of their respective counsel) to enable each of the Stockholders or such underwriter to exercise their due diligence responsibilities and defenses under the Securities Act; provided, however, that (i) each of the Stockholders and any such underwriter shall have entered into a customary confidentiality agreement reasonably acceptable to the Company and (ii) each of the Stockholders and any such underwriter shall use their respective reasonable best efforts to minimize the disruption to the Company’s business and coordinate any such investigation of the books, records and properties of the Company and any discussions with the Company’s officers and accountants so that all such investigations occur at the same time.

(k)   Use its reasonable best efforts to comply with all applicable rules and regulations of the SEC to the extent and so long as they are applicable to the offer and sale of Registrable Securities by the Stockholders from time to time in accordance with the methods of distribution set forth in the Registration Statement, and make generally available to its securityholders earning statements (which need not be audited) covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act).

(l)    Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by a Registration Statement from and after a date not later than the effective date of such Registration Statement.

(m)  Use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange and/or quotation system on which the Common Stock is then listed and/or quoted.

SECTION 4.  Stockholders’ Obligations.

(a)  Each Stockholder agrees that, upon receipt of any Deferral Notice from the Company of the existence of any fact of the kind described in Section 3(i)(B) hereof, such Stockholder will forthwith discontinue disposition of Registrable Securities pursuant to any Registration Statement until:

(i)            such Stockholder has received copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof; or

(ii)           such Stockholder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (unless such filings are made pursuant to the requirements of Section 13 or Section 15 of the Exchange Act and such filings are available through the SEC’s EDGAR system).

If so directed by the Company, each of the Stockholders will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Stockholder’s possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such Deferral Notice.

(b)  Each of the Stockholders agrees promptly to furnish to the Company in writing all information required to be disclosed in order to make any information previously furnished to the Company by such Stockholder not misleading, any other information regarding such Stockholder and the distribution of any Registrable Securities as may be required by the Company to be disclosed in the Registration Statement under applicable law or pursuant to SEC comments and any information otherwise required by the Company to comply with applicable law or regulations.  Any sale of any Registrable Securities by a Stockholder shall constitute a representation and warranty by such Stockholder that the information relating to such Stockholder is as set forth in the Prospectus delivered by such Stockholder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of material fact relating to or provided by such Stockholder and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Stockholder necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

SECTION 5.  Registration Expenses.  The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement (whether with respect to a Demand Registration or Piggyback Registration) whether or not any of the Registration Statements are declared effective.  Such fees and expenses shall include (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and the SEC’s registration fees and (y) of compliance with federal and state securities or “blue sky” laws to the extent such filings or compliance are required pursuant to this Agreement (including, without limitation, reasonable fees and disbursements of the counsel specified in the next sentence in connection with “blue sky” qualifications of the Registrable Securities under the laws of such jurisdictions as the Stockholder may designate)), (ii) printing expenses, (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to the Stockholders hereunder, (iv) fees and disbursements of counsel for the Company in connection with any Demand Registration or Piggyback Registration, (v) reasonable “road show” or other marketing expenses (provided that this Section 5 shall not adversely affect the Company’s arrangements with any underwriters), (vi) fees and expenses of the Company’s independent certified public accountants (including the fees and expenses of any comfort letters required by or incident to the performance and compliance with this Agreement), (vii) reasonable expenses of underwriters, other than discounts and commissions attributable to the Registrable Securities included in such registration, and (viii) reasonable fees and disbursements of the registrar and transfer agent for the Common Stock.  Such fees and expenses shall not include the fees and expenses of legal counsel to the Stockholders.  In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), and its expenses for any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which the same securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company.  The Stockholders shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities pursuant to any Registration Statement, and any fees and expenses of legal counsel to the Stockholders.

SECTION 6.  Indemnification; Contribution.

(a)   In connection with any Demand Registration or Piggyback Registration, the Company agrees to indemnify and hold harmless each of the Stockholder Representatives, each of the Stockholders and each Person, if any, who controls each of the Stockholder Representatives and Stockholders within the meaning of either Section 15 of the

Securities Act or Section 20 of the Exchange Act (each, a “Stockholder Indemnified Person”) against any and all loss, liability, claim and damage, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or any Prospectus (or any amendment or supplement thereto) or Issuer Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse any Stockholder Indemnified Person as promptly as practicable upon demand for any legal or other expenses reasonably incurred by such Stockholder Indemnified Person in connection with investigating, defending or paying any such loss, claim, damage, liability or action; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim or damage to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Stockholder or any Person, if any, who controls the Stockholder for use in any Registration Statement (or any amendment thereto), or any preliminary prospectus or Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto).

(b)   In connection with any Demand Registration or Piggyback Registration, each participating Stockholder agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim and damage described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Registration Statement (or any amendment thereto) or any preliminary prospectus or Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by or on behalf of such Stockholder for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or Prospectus (or any amendment or supplement thereto).

(c)   Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of these indemnity provisions.  In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution is sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  No indemnified party shall, without the prior written consent of the indemnifying party, effect any settlement of any commenced or threatened litigation, investigation, proceeding or claim in respect of which any indemnification is sought hereunder.

(d)   If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages or liabilities referred to in this Section 6:

(i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities covered by such Registration Statement in connection with which the actions resulting in such losses, claims, damages or liabilities occurred.  The relative fault of such indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 6(a) and Section 6(b), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(ii) If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 6 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in this Section 6(d).

(iii) No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iv) For purposes of this Section 6(d), each Person, if any, who controls a Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Stockholder, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

(e) The obligations of the Company and the Stockholders under this Section 6 shall survive the completion of any offering of Registrable Securities pursuant to any Registration Statement under this Agreement.

SECTION 7.  Participation in Underwritten Registrations.  Each of the Stockholders agrees that it may not participate in any registration hereunder which is underwritten unless such Stockholder (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney and other documents reasonably required under the terms of such underwriting arrangements.

SECTION 8.  Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of any Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts to:

(a) File, as and when applicable, with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act.

(b) If the Company is not required to file reports pursuant to the Exchange Act, upon the request of any Stockholder, make publicly available the information specified in subparagraph (c)(2) of Rule 144.

(c) So long as any Stockholder owns any Registrable Securities, furnish to such Stockholder, upon request and at such Stockholder’s expense, a written statement by the Company as to its compliance with the reporting requirements of Rule 144.

SECTION 9.  Stockholders Representatives.

(a)           Each Stockholder who is a permitted transferee of Registrable Securities initially held by the ESOP, and who has properly been assigned any rights hereunder in accordance with Section 12(c), hereby designates the ESOP Fiduciary as the “ESOP Stockholders Representative” and each Stockholder who is a permitted transferee of Registrable Securities initially held by EGI-TRB, and who has been properly assigned any rights hereunder in accordance with Section 12(c), hereby designates EGI-TRB as the “EGI-TRB Stockholders Representative.”   The ESOP Stockholders Representative and the EGI-TRB Stockholders Representative are collectively referred to herein as the “Stockholders

Representatives” and individually as a “Stockholders Representative.”

(b)           Except as provided in Section 6(b), none of the Stockholders Representatives will incur any liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by him to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except his own gross negligence, willful misconduct or bad faith.  In all questions arising under this Agreement, each of the Stockholders Representatives may rely on the advice of counsel, and none of the Stockholders Representatives will be liable to anyone for anything done, omitted or suffered in good faith by such Stockholders Representative based on such advice.  Except as expressly provided herein, none of the Stockholders Representatives will be required to take any action involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to him.

SECTION 10.  Limitations on Registration of Other Securities.  From and after the date of this Agreement, the Company shall not, without the prior written consent of each of the Stockholders Representatives, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are as or more favorable taken as a whole than the registration rights granted to the Stockholders hereunder unless the Company shall also give such rights to the Stockholders hereunder.  Prior to the date hereof, the Company has provided the Initial Stockholders with true and correct copies of any agreement (or summaries of unwritten agreements or arrangements) pursuant to which the Company has given any holder or prospective holder of any securities of the Company any registration rights.  The Stockholders Representatives hereby consent to the Registration Rights Agreement, dated the date hereof, between Chandler Trust No. 1, Chandler Trust No. 2 and the Company (the “Chandler Registration Rights Agreement”), and agree that such Registration Rights Agreement does not violate the terms of this Agreement.

SECTION 11.  No Inconsistent Agreements.  The Company will not hereafter enter into any agreement with respect to its securities, which is inconsistent, or in conflict, in any material respect with the rights granted to the Stockholders in this Agreement.

SECTION 12.  Miscellaneous.

(a)   Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless such amendment, modification, supplement, waiver or consent is agreed to by each of the parties hereunder.  Each of the parties hereto shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 12(a), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities.

(b)   Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier, or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

if to the Company, to:

Tribune Company
435 North Michigan Avenue
Chicago, Illinois 60611
Attention: General Counsel
Telecopy: (312) 222-4206

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attention: Larry A. Barden
Telecopy: (312) 853-7036

and

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn: Steven A. Rosenblum
Tel: (212) 403-1221
Fax: (212) 403-2000

if to EGI-TRB, to:

EGI-TRB, L.L.C.
c/o Equity Group Investments, L.L.C.
Two North Riverside Plaza, Suite 600
Chicago, IL 60606
Attn: Joseph M. Paolucci and Marc D. Hauser
Tel: (312) 466-3885 and (312) 466-3281
Fax: (312) 454-0335

with a copy (which shall not constitute notice) to:

Jenner & Block LLP
330 N. Wabash Ave.
Chicago, IL 60611
Attn: Joseph P. Gromacki
Tel: (312) 923-2637
Fax: (312) 923-2737

if to the ESOP, to:

Tribune Employee Stock Ownership Trust
c/o Greatbanc Trust Company, Trustee
1301 West 22nd Street, Suite 702
Oak Brook, Il  60523
Attn: Marilyn Marchetti and Danielle Montesano
Tel: (630) 572-5121 and (630) 572-5120
Fax: (630) 571-0599

with a copy (which shall not constitute notice) to:

K & L Gates 535 Smithfield Street Pittsburgh, PA 15222 Attn: Charles R. Smith, Esq. Tel: (412) 355-6536 Fax: (412) 355-6501

or to such other address as such person may have furnished to the other persons identified in this Section 12(b) in writing in accordance herewith.

(c)   Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.  The Initial Stockholders shall not be permitted to assign or transfer any of its rights or obligations under this Agreement to any Person, other than by operation of law to a successor-in-interest of the Initial Stockholder until the applicable Restriction Termination Date at which time the Initial Stockholders shall be permitted to assign or transfer its rights and obligations under this Agreement to any permitted transferee of Registrable Securities, but only to the extent necessary to give such transferees the rights and obligations of Stockholders as contemplated hereunder with respect to the Registrable Securities transferred to such transferees.  Notwithstanding the foregoing, at all times, EGI-TRB shall be entitled to transfer its rights and obligations under this Agreement to a Permitted Transferee, but only to the extent necessary to give such Permitted Transferee the rights and obligations of Stockholders as contemplated hereunder with respect to the Registrable Securities transferred to such Permitted Transferee.  For the avoidance of doubt, in no event shall any transferee be a Stockholders Representative hereunder.

(d)   Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

(e)   Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)    Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THEREOF.

(g)   Severability.  If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

(h)   Entire Agreement.  This Agreement is intended by the parties hereto as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities.  The Stockholders acknowledge and agree that there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities.  This Agreement supersedes all prior agreements and undertakings among the parties hereto with respect to such registration rights.

(i)    Effectiveness and Termination.  This Agreement shall become effective upon the Merger Termination Date.  This Agreement and the obligations of the parties hereunder shall terminate upon the earlier to occur of (i) the time when there shall be no Registrable Securities remaining and (ii) the consummation of the Merger, except, in the case of termination pursuant to clause (i) above, for any liabilities or obligations under Section 5 or 6 hereof, each of which shall remain in effect in accordance with its terms.

*     *     *     *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

TRIBUNE COMPANY

By:	/s/ Dennis J. FitzSimons
	Name:	Dennis J. FitzSimons
	Title:	Chairman, President and
Chief Executive Officer

Agreed and accepted as of the date
first above written:

EGI-TRB, L.L.C.

By:	/s/ Philip G. Tinkler
	Name:	Philip G. Tinkler
	Title:	Vice President

GREATBANC TRUST COMPANY,
not in its individual or corporate
capacity, but solely as trustee of the
TRIBUNE EMPLOYEE STOCK
OWNERSHIP TRUST, which forms a
part of the TRIBUNE EMPLOYEE
STOCK OWNERSHIP PLAN

By:	/s/ Marilyn H. Marchetti
Name:	Marilyn H. Marchetti
Title:	Senior Vice President

Registration Rights Agreement Signature Page